EXHIBIT 99.1

Midway Gold Announces a Change in Senior Management

February 1, 2013

Denver, Colorado – Ken Brunk, President and CEO of Midway Gold Corp. (TSX.V and NYSE MKT: MDW) (the “Company”), regretfully informs Midway’s shareholders that Fritz Schaudies, the Company’s CFO, will be resigning from Midway. He will remain in his current position until a suitable replacement has been found and the transition has been made. That process will likely take a few months. Fritz and the rest of management will work closely to assure that there is a smooth and seamless transition of duties. During discussions, Fritz said, “I wish to make it perfectly clear that the reason I am leaving is due to my health and not due to any aspects relating to Midway.  Midway is an excellent company functioning under excellent leadership.  However, the transition from our current status into commercial production will require increasing stamina for any CFO, and at my age and the state of my health I must be realistic about my ability to keep up the pace. I thank you all for allowing me to be a part of your organization and I wish you well.” Midway Gold and assuredly all who have known Fritz wish him the very best in retirement, and thank him for his valuable contributions.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.